                              EXPERIAN CORPORATION

                            STOCKHOLDERS' AGREEMENT

                              EXPERIAN CORPORATION

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
ARTICLE I    Definitions.........................................        1

ARTICLE II   Covenants and Conditions............................        11

     2.1     Restrictions on Transfers; Rights of First Refusal..        11
     2.2     Call by the Company.................................        15
     2.3     Tag Along...........................................        16
     2.4     Drag Along..........................................        17
     2.5     Preemptive Rights...................................        18
     2.6     Corporate Governance................................        22
     2.7     Withholding of Taxes................................        26

ARTICLE III  Registration Rights.................................        26

     3.1     Certain Definitions.................................        26
     3.2     Demand Registrations................................        27
     3.3     Piggyback Registration..............................        28
     3.4     Obligations of the Company..........................        29
     3.5     Furnish Information.................................        31
     3.6     Expenses of Registration............................        31
     3.7     Underwriting........................................        31
     3.8     Indemnification.....................................        32
     3.9     Reports Under Securities Exchange Act of 1934.......        34
     3.10    No Inconsistent Agreements..........................        35
     3.11    Stock Split.........................................        35
     3.12    Lock Up Agreements..................................        35

ARTICLE IV   Miscellaneous.......................................        35

     4.1     Remedies............................................        35
     4.2     Entire Agreement; Amendment.........................        36
     4.3     Severability........................................        36
     4.4     Notices.............................................        36
     4.5     Binding Effect; Assignment..........................        38
     4.6     Governing Law.......................................        38
     4.7     Termination.........................................        38

     4.8     Recapitalizations, Exchanges, Etc...................        38
     4.9     Stockholder Representative..........................        38
     4.10.   Action Necessary to Effectuate the Agreement........        39
     4.11.   Purchase for Investment; Legend on Certificate......        39
     4.12.   Effectiveness of Transfers..........................        39
     4.13.   Additional Stockholders.............................        40
     4.14.   No Waiver...........................................        40
     4.15.   Counterparts........................................        40
     4.16.   Headings............................................        40
     4.17    Consent to Jurisdiction.............................        40
     4.18    Waiver of Right to Jury Trial.......................        41

Exhibit A    Schedule of Stockholders

Exhibit B    Certificate of Designation, Preferences and Rights of the Series A
             and Series B Preferred Stock

                            STOCKHOLDERS' AGREEMENT
                            -----------------------



      This Stockholders' Agreement (the "Agreement") is entered into as of the
                                        ---------
19th day of September, 1996, by and among Experian Corporation, a Delaware corporation (the "Company"), those persons listed as Management Investors on the
                  -------
signature pages hereof (the "Management Investors"), those persons listed as Lee
                             --------------------
Investors on the signature pages hereof (the "Lee Investors"), these persons
                                              -------------
listed as Bain Investors on the signature pages hereof (the "Bain Investors"),
                                                             --------------
that person listed as the TRW Investor on the signature pages hereof (the "TRW
                                                                           ---
Investor"), and those persons listed as Additional Equity Investors on the
--------
signature pages hereof (the "Additional Equity Investors").  The Management
                             ---------------------------
Investors, the Lee Investors, the Bain Investors, the TRW Investor and the Additional Equity Investors are sometimes collectively referred to herein as the "Stockholders."
 ------------

      WHEREAS, upon consummation of the transactions contemplated by the Recapitalization Agreement and by those certain stock subscription or stock purchase agreements of even date (the "Stock Subscription Agreements"), the
                                       -----------------------------
Stockholders will own the number of shares of Common Stock and Senior Preferred Stock set forth next to their respective names on the Schedule of Stockholders attached hereto as Exhibit A (the "Schedule of Stockholders");
                   ---------       ------------------------

      WHEREAS, it is a condition precedent to the obligations of the Stockholders to purchase shares of Common Stock under the Stock Subscription Agreements that this Agreement be executed and delivered by the Company and each of the other Stockholders; and

      WHEREAS, all of the Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of the relationships of the Stockholders with regard to each other and to the Company;

      In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement, intending to be legally bound, mutually agree as follows:



                                   ARTICLE I

                                  Definitions
                                  -----------

      For the purposes of this Agreement, the following terms shall be defined as follows:

      The "1933 Act" shall mean the Securities Act of 1933, as amended, or any
           --------
successor statute.

      The "1934 Act" shall mean the Securities Exchange Act of 1934, as amended,
           --------
or any successor statute.

      "Additional Equity Investors" shall have the meaning given to such term in
       ---------------------------
the introductory paragraph of this Agreement.

      "Additional Lead Investors Management Designees" shall have the meaning
       ----------------------------------------------
given to such term in Section 2.6(b).

      An "Affiliate" of a specified person, corporation or other entity shall
          ---------
mean a person, corporation or other entity which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person, corporation or other entity specified and, when used with respect to the Company or any Subsidiary of the Company, shall include any holder of capital stock or any officer or director of the Company or any Subsidiary of the Company.

      "Agreement" shall mean this Stockholders' Agreement, as amended or
       ---------
supplemented from time to time.

      An "Associate" shall mean, when used to indicate a relationship with any
          ---------
Person, (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity and (c) any relative of such Person who has the same home as such Person, is a parent, aunt or uncle, sibling, spouse, in-law, child, niece or nephew or grandchild of such Person, or the spouse of any of them, or is a director or officer of the Company or any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Stockholder.

      "Bain Designees" shall have the meaning given to such term in
       --------------
Section 2.6(a).

      "Bain Investors" shall have the meaning given to such term in the
       --------------
introductory paragraph of this Agreement.

      "Bain Fund V Designee" shall have the meaning given to such term in
       --------------------
Section 2.6(a).

      "Bain Fund V-B Designee" shall have the meaning given to such term in
       ----------------------
Section 2.6(a).

      "Bain Outside Director Designee" shall have the meaning given to such term
       ------------------------------
in Section 2.6(b).

      "BCIP" shall mean BCIP Associates, an investment partnership, the partners
       ----
of which are employees of Bain Capital, Inc. and their retirement plans.

      "BCIP Designee" shall have the meaning given to such term in
       -------------
Section 2.6(a).

      "Call Event" shall have the meaning given to such term in Section 2.2(a).
       ----------

      "Call Group" shall have the meaning given to such term in Section 2.2(a).
       ----------

      "Call Notice" shall have the meaning given to such term in Section 2.2(a).
       -----------

      "Call Option" shall have the meaning given to such term in Section 2.2(a).
       -----------

      "Call Price" shall have the meaning given to such term in Section 2.2(b).
       ----------

      "Call Securities" shall have the meaning given to such term in
       ---------------
Section 2.2(a).

      "Cause" shall have the meaning set forth below, except with respect to any
       -----
Management Investor who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement between the Company and/ or one of its Subsidiaries and such Management Investor, in which event the definition of "Cause" set forth in such employment agreement shall be deemed to be the definition of "Cause" herein solely for such Management Investor and only for so long as such employment agreement remains effective.

      In all other events, the term "Cause" shall mean that the Board of Directors of the Company has determined, in its reasonable judgment, that any one or more of the following has occurred;

             (i) The Management Investor shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or a crime
                                   ---- ----------
      involving dishonesty or moral turpitude;

             (ii) The Management Investor shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty;

             (iii) The Management Investor shall have failed to perform in any material respect (other than by reason of disability) his duties and responsibilities to the Company and its Affiliates;

             (iv) The Management Investor shall have breached in any material respect any of the provisions of this Agreement;

             (v) The Management Investor shall have engaged in conduct reasonably likely to make the Company or any of its Affiliates subject to civil or criminal liabilities other than those arising from the Company's normal business activities; or

             (vi) A failure by the Management Investor to take or refrain from taking any material action as specified in written directions of the Board of Directors of the Company within a reasonable time following receipt by the Management Investor of such written directions.

      "Certificate of Designation" shall mean the Certificate of Designation,
       --------------------------
Preferences and Rights of the Series A and Series B Preferred Stock attached hereto as Exhibit B.
          ---------

      "Change of Control" shall mean a transaction, or series of related
       -----------------
transactions, which results in holders of ten percent (10%) or less of the Company's Common Stock (including shares of Common Stock issuable upon exercise of Vested Stock Options and upon conversion of all securities then convertible into shares of Common Stock) immediately prior to such transaction or series of related transactions, holding in excess of fifty percent (50%) of the Company's Common Stock (including shares of Common Stock issuable upon exercise of Vested Stock Options and upon conversion of all securities then convertible into shares of Common Stock) immediately following such transaction, or series of related transactions.

      "Common Stock" shall mean the Company's Class A Common Stock, par value
       ------------
$.001, Class B Common Stock, par value $.001, Class L-1 Common Stock, par value $.001, and Class L-2 Common Stock, par value $.001, that the Company may be authorized to issue from time to time and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company.

      "Company" shall mean Experian Corporation, a Delaware corporation
       -------
formerly known as IS&S Holdings, Inc. and as Target Marketing Services, Inc.), and its successors and assigns.

      "Company Breach" shall mean, with respect to any Management Investor who
       --------------
is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement between the Company and/or one of its Subsidiaries and such Management Investor, a material breach of such employment agreement by the Company as a result of which such Management Investor may terminate such employment agreement pursuant to its express terms and in accordance therewith (including compliance with any provision providing for notice and the opportunity to cure).

      "Competitor of the Company" shall mean any person that is engaged in any
       -------------------------
business in which the Company or any of its Subsidiaries is engaged, or has formally developed plans to engage, as of the date of the proposed transfer of Shares.

      "Deemed Offer Date" shall have the meaning given to such term in
       -----------------
Section 2.1(e).

      "Designated Employee" shall have the meaning given to such term in
       -------------------
Section 2.2(d).

      "Disability" shall mean permanent disability within the meaning of Section
       ----------
22(e)(3) of the Internal Revenue Code of 1986, as amended, unless otherwise defined in a separate written employment agreement between the Company and/or one of its Subsidiaries and the person whose disability is in question.

      "Fair Market Value" shall mean, the fair value of the applicable Shares as
       -----------------
of the applicable date on the basis of a sale of such Shares in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion (or, in the case of a Vested Stock Option, the fair value of the Shares that may then be purchased by the holder of such Vested Stock Option upon exercise thereof, determined as described below, minus the exercise price applicable thereto). In determining such Fair Market Value, no discount shall be taken for constituting a minority interest and no upward adjustment or discount shall be taken relating to the fact that the Shares in question are subject to the restrictions and entitled to the rights provided hereunder. Such Fair Market Value shall be determined (i) in good faith by the Board of Directors of the Company or (ii) in the event the holders of Shares subject to such Fair Market Value determination disagree with such good faith determination by the Board of Directors of the Company, then by an independent investment banking firm, retained by the Company (the fees and expenses of which shall be shared in one-half shares by the Company, on the one hand, and the holders of the Shares subject to such Fair Market Value determination, on the other hand) selected as follows: the Board of Directors of the Company shall select three independent investment banking firms, none of whom shall be an Affiliate or an Associate of any Stockholder, and the independent investment banking firm to perform the calculation shall be selected from such list of three by the holders of a majority of the Shares subject to such Fair Market Value determination.
The parties hereto agree that the Fair Market Value per share of Common Stock as of the date of the consummation of the Recapitalization shall be deemed to equal the purchase price per share of Common Stock paid by the Lead Investors in connection with the Recapitalization (subject to appropriate adjustments for stock splits, recapitalizations and the like).

      "Initiating Stockholder" shall have the meaning given to such term in
       ----------------------
Section 2.3(a).

      "Inside Lead Investors Designees" shall have the meaning given to such
       -------------------------------
term in Section 2.6(a).

      "Investment Price" shall mean with respect to the purchase of Shares held
       ----------------
by a Management Investor under Section 2.2, an amount per Share equal to the price paid for such Share by a Management Investor at the time of the initial purchase thereof (subject to appropriate adjustments for stock splits, recapitalizations and the like).

      "Investors" means the Lead Investors and the Additional Equity Investors.
       ---------

      "Involuntary Transfer" shall mean any involuntary sale, transfer,
       --------------------
encumbrance or other disposition by or in which any Stockholder shall be deprived or divested of any right, title or interest in or to any Shares, including without limitation, any levy of execution, transfer in connection with divorce or other marital dissolution proceedings, transfer in connection with bankruptcy, reorganization, insolvency or similar proceedings, transfer in connection with foreclosure upon a pledge, or any transfer to a public officer or agency pursuant to any abandoned property or escheat law.

      "Lead Investor New Securities" shall have the meaning given to such term
       ----------------------------
in Section 2.5(b).

      "Lead Investors" shall mean the Bain Investors and the Lee Investors.
       --------------

      "Lead Investors Management Designee" shall have the meaning given to such
       ----------------------------------
term in Section 2.6(a).

      "Lead Investors Outside Director Designee" shall have the meaning given to
       ----------------------------------------
such term in Section 2.6(b).

      "Lee Designees" shall have the meaning given to such term in
       -------------
Section 2.6(a).
      "Lee Investors" shall have the meaning given to such term in the
       -------------
introductory paragraph of this Agreement.

      "Lee Outside Director Designee" shall have the meaning given to such term
       -----------------------------
in Section 2.6(b).

      "Management Investors" shall have the meaning given to such term in the
       --------------------
introductory paragraph of this Agreement.

      "New Securities" shall mean any equity security of the Company, whether
       --------------
now authorized or not, and any rights, options or warrants to purchase any equity security of the Company, which the Company proposes to issue or sell to any person; provided, however, that the term "New Securities" does not include
            --------  -------                 --------------
(i) securities issued as a stock dividend to all holders of a particular class of equity securities of the Company pro rata or upon any subdivision or
                                    --- ----
combination thereof; (ii) up to 567,000 shares of the Company's Class A Common Stock, par value $.001 per share, and up to 63,000 shares of the Company's Class L-1 Common Stock, par value $.001 per share, issued to employees of, or consultants to, the Company or any of its Subsidiaries, or any of their respective designees who would constitute Permitted Transferees hereunder; (iii) shares of Common Stock purchased after the date hereof by the Company from Management Investors and reissued to new or existing Management Investors; (iv) Vested Stock Options and shares of Common Stock issued upon the exercise of Vested Stock Options or upon the conversion of shares of Common Stock or Senior Preferred Stock pursuant to their terms; (v) securities of the

Company issued in connection with a Public Offering or a merger; (vi) the Warrants; or (vii) shares of Common Stock issued upon exercise of the Warrants. In addition, "New Securities" shall mean, with respect to securities of the
              --------------
Operating Company, any equity securities of the Operating Company, whether now authorized or not, and any rights, options or warrants to purchase any equity security of the Operating Company, which the Operating Company proposes to issue or sell to any person other than the Company; provided, however, that the term
                                              --------  -------
"New Securities" does not include (i) securities issued as a stock dividend to
 --------------
all holders of a particular class of equity securities of the Operating Company pro rata or upon any subdivision or combination thereof; or (ii) the issuance
--- ----
of securities of the Operating Company pursuant to a Public Offering or merger.

      "Non-voting Preferred Stock" shall mean the Company's Series B Preferred
       --------------------------
Stock, par value $.001 per share, with the rights, preferences and other provisions set forth on Exhibit B.
                        ---------

      "Offered Shares" shall have the meaning given to such term in
       --------------
Section 2.1(a)(i).

      "Offer Price" shall have the meaning given to such term in
       -----------
Section 2.1(a)(i).

      "Operating Company" shall mean Experian Information Solutions, Inc., an
       -----------------
Ohio corporation (formerly known as Information Systems and Services, Inc. and as TRW Environmental Management Company), and its successors and assigns.

      "Original Issue Price" shall mean, with respect to the Voting Preferred
       --------------------
Stock, the Series A Original Issue Price, as defined in the Certificate of Designation, Preferences and Rights of the Series A and Series B Preferred Stock attached hereto as Exhibit B, and shall mean, with respect to the Non-voting
                   ---------
Preferred Stock, the Series B Original Issue Price, as defined in the Certificate of Designation, Preferences and Rights of the Series A and Series B Preferred Stock attached hereto as Exhibit B.
                                   ---------

      "Participating Offeree" shall have the meaning given to such term in
       ---------------------
Section 2.3(a).

      "Participation Notice" shall have the meaning given to such term in
       --------------------
Section 2.3(a).

      "Participation Securities" shall have the meaning given to such term in
       ------------------------
Section 2.3(a).

      A "Permitted Transfer" shall mean:
         ------------------

     (a) a Transfer of Shares between any Stockholder who is a natural person and such Stockholder's spouse, children, parents or siblings or a trust for the benefit of any of them, provided that with respect to any such Transfer, the Stockholder retains, as trustee or by some other means, the sole authority to vote such Shares;

     (b) a Transfer of Shares by a Lead Investor to the partners, stock-holders, officers, employees or consultants of such Lead Investor (which consultants spend at least 50% of their business hours consulting for such Lead Investor and maintain an office at the offices of such Lead Investor) or to a corporation or corporations or to a partnership or partnerships (or other entity for collective investment, such as a fund) which is at the time of the Transfer controlled by, controlling or under common control with such Lead Investor;

     (c)   a Transfer of Shares (i) between or among the Lead Investors and
(ii) between or among the Additional Equity Investors;

     (d) a Transfer of Shares between any Stockholder who is a natural person and such Stockholder's guardian or conservator;

     (e)   a bona fide pledge of Shares by a Stockholder to a bank or financial
             ---- ----
institution;

     (f) a Transfer of Shares by an Investor to any Affiliate of such Investor;

     (g) a Transfer of Shares by the TRW Investor to any Affiliate of the TRW Investor;

     (h) a Transfer made pursuant to a Public Offering or a Rule 144 Transaction; and

     (i) a Transfer of Shares by the TRW Investor to one or more of the Lee Investors or to one or more of the Bain Investors if any such Transfer is approved by a majority in interest of the Bain Investors (with respect to a Transfer to a Lee Investor) or by a majority in interest of the Lee Investors (with respect to a Transfer to a Bain Investor); provided, however, that the
                                                 --------  -------
consent of either the Bain Investors or the Lee Investors, as the case may be, pursuant to the preceding clause of this paragraph (i) shall not be required for any such Transfer if the Bain Investors or the Lee Investors, as the case may be, no longer own any Shares.

      A "Permitted Transferee" shall mean any person or entity who shall have
         --------------------
acquired and who shall hold Shares pursuant to a Permitted Transfer and who has executed a counterpart of this Agreement.

      "Person" or "person" means an individual, corporation, partnership, trust,
       ------      ------
unincorporated association, or government (or any agency or political subdivision thereof).

      "Public Float Date" shall mean the date on which shares of Common Stock
       -----------------
shall have been sold pursuant to one or more Public Offerings in which the aggregate gross proceeds to the Company of such shares equal or exceed $50 million.

      A "Public Offering" shall mean the completion of a sale of Common Stock
         ---------------
pursuant to a registration statement which has become effective under the 1933 Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms.

      "Recapitalization" shall mean the transactions contemplated by the
       ----------------
Recapitalization Agreement.

      "Recapitalization Agreement" shall mean the Recapitalization Agreement
       --------------------------
dated February 9, 1996, among IS&S Acquisition Corp., TRW Inc., TRW IS&S International, Inc., Operating Company, TRW Hotel Company, Inc., the Company and TRW Microwave Inc., as amended.

      "Retirement" shall mean, with respect to any Management Investor who is
       ----------
employed by the Company or one of its Subsidiaries, normal retirement at or after reaching age 65.

      "Rule 144 Transaction" means a Transfer of Shares (A) complying with Rule
       --------------------
144 under the 1933 Act as such Rule 144 or a successor thereto is in effect on the date of such Transfer, provided such Transfer is made pursuant to a "brokers transaction" as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date hereof, and (B) occurring at a time when shares of any class of Common Stock are registered pursuant to Section 12 of the 1934 Act.

      "Sale Request" shall have the meaning given such term in Section 2.4(a).
       ------------

      "Schedule of Stockholders" shall have the meaning given such term in the
       ------------------------
recitals to this Agreement.

      "Senior Preferred Stock" shall mean, collectively, the Voting Preferred
       ----------------------
Stock and the Non-voting Preferred Stock.

      "Shares" shall mean all (i) shares of Common Stock held by Stockholders
       ------
from time to time, (ii) shares of Senior Preferred Stock held by the Stockholders from time to time, (iii) shares of Common Stock or Senior Preferred Stock subsequently held by Permitted Transferees who acquire them in one or more Permitted Transfers, and (iv) securities of the Company or any of its Subsidiaries issued in exchange for, upon reclassification of, or as a distribution in respect of, any of the foregoing.

      "Stockholder" shall mean any party hereto other than the Company,
       -----------
including, without limitation, Permitted Transferees.

      "Stock Subscription Agreement" shall have the meaning given such term in
       ----------------------------
the recitals to this Agreement.

      "Subsidiary" with respect to any entity (the "parent") shall mean any
       ----------                                   ------
corporation, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, and (ii) owns directly or indirectly through one or more Subsidiaries, or controls with power to vote, shares of capital stock or beneficial interest having the power to cast at least a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

      "Take Along Group" shall have the meaning given such term in Section
       ----------------
2.4(a).

      "Third Party" means any Person other than the Company or any of the
       -----------
Stockholders.

      "Third Party New Securities" shall have the meaning given such term in
       --------------------------
Section 2.5(a)(i).

      "THL Designees" shall have the meaning given such term in Section 2.6(a).
       -------------

      "THL Equity Fund" shall mean Thomas H. Lee Equity Fund III, L.P.
       ---------------

      "THL Equity Fund Designee" shall have the meaning given such term in
       ------------------------
Section 2.6(a).

      "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate,
       --------
give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Shares, but shall exclude the conversion of shares of a class of Common Stock into shares of any other class of Common Stock or the conversion of shares of a series of Senior Preferred Stock into shares of any class of Common Stock pursuant to their respective terms.

      "Transfer Notice" shall have the meaning given such term in Section
       ---------------
2.1(a)(i).

      "TRW Designee" shall have the meaning given such term in Section 2.6(a).
       ------------

      "TRW Investor" shall have the meaning given such term in the introductory
       ------------
paragraph of this Agreement.

      "Vested Stock Options" shall mean fully vested stock options which have
       --------------------
been granted to Management Investors pursuant to a stock option plan approved by the Company's directors and stockholders.

      "Voluntary Termination" shall include any voluntary termination of
       ---------------------
employment with the Company by a Management Investor, except (i) for a Retirement or (ii) as otherwise specified in an effective written agreement between the Company and/or one of its Subsidiaries and such Management Investor.

      "Voting Preferred Stock" shall mean the Company's Series A Preferred
       ----------------------
Stock, par value $.01 per share, with the rights, preferences and other provisions set forth on Exhibit B.
                        ---------

      "Warrants" shall mean the warrants that may be issued by the Company
       --------
pursuant to that certain letter agreement dated September 19, 1996, among by the Company, the Operating Company, The Chase Manhattan Bank, Chase Securities Inc., Bankers Trust Company, BT Securities Corporation, The Bear Stearns Companies Inc. and Bear, Stearns & Co. Inc.


                                   ARTICLE II

                            Covenants and Conditions
                            ------------------------

      2.1   Restrictions on Transfers; Rights of First Refusal.
            --------------------------------------------------

      Except as provided in Section 2.1(f), no Stockholder shall Transfer all or any part of the Shares owned by him or it to any Person (other than pursuant to a Permitted Transfer) unless such Stockholder first complies with the applicable terms and conditions set forth below:

            (a)   Transfers by the TRW Investor.
                  -----------------------------

                  (i) Neither the TRW Investor, nor any of its Permitted Transferees, shall Transfer any Shares to a Competitor of the Company. If the TRW Investor or Permitted Tr ansferee thereof proposes to Transfer Shares to anyone other than a Competitor of the Company or a Permitted Transferee, the TRW Investor or Permitted Transferee thereof shall give notice of such proposed Transfer to the Company. Such notice (the "Transfer Notice") shall state that it
                                           ---------------
is being delivered under this Section 2.1(a) and that such offer is a bona fide
                                                                      ---- ----
offer to purchase such shares by a Third Party which is not a Competitor of the Company. The Transfer Notice also shall set forth the terms and conditions of such offer, including the name of the prospective purchaser, the proposed purchase price per share of such Shares (the "Offer Price"), the payment terms
                                              -----------
(including a description of any proposed non-cash consideration), the type of disposition and the number of such Shares to be transferred (the "Offered
                                                                  -------
Shares"). The Transfer Notice shall state further (i) that the Company may
------
acquire, in accordance with the provisions of this Agreement, all of the Offered Shares for the price and upon the other terms and conditions, including deferred payment and any non-cash consideration (in each case if applicable), set forth therein, and (ii) that, if all or part of the consideration to be paid by the prospective purchaser consists of securities of another entity, the Company may elect to acquire the portion of the Offered Shares to be sold for such securities of another entity by the issuance of comparable securities or the payment of cash with a comparable value (as determined in good faith by the Board of Directors).

                  (ii) The Company may elect to purchase all of the Offered Shares for the price and upon the other terms and conditions set forth in the Transfer Notice by delivering a written notice to the proposed transferor of the Company's intent to purchase such Offered Shares on or before the 60th day following receipt of the Transfer Notice.

                  (iii) The closing of the purchase of any Offered Shares pursuant to Section 2.1(a)(ii) hereof shall take place at the principal office of the Company on the 180th day following receipt of the Transfer Notice. At such closing, the Company shall deliver the Offer Price, on the same terms as set forth in the Transfer Notice (including any non-cash consideration described therein), payable in respect of the Offered Shares being purchased to the TRW Investor or Permitted Transferee thereof who delivered the Transfer Notice, against delivery of original stock certificates, and stock powers duly endorsed in favor of the Company, representing the Offered Shares being acquired by the Company. All of the foregoing deliveries will be deemed to have been made simultaneously and none shall be deemed completed until all have been completed.

                  (iv) If the Company does not elect to purchase all of the Offered Shares, all but not less than all of the Offered Shares not purchased by the Company may be Transferred, but only in accordance with Section 2.1(a)(v) and the terms of the Transfer Notice, within 270 days after receipt of the Transfer Notice by the Company, after which date, if the Offered Shares have not been Transferred, all restrictions contained herein shall again be in full force and effect.

                  (v) Any Shares transferred pursuant to this Section 2.1(a) to any person other than the Company shall remain subject to the transfer restrictions of this Agreement and each intended transferee pursuant to this
Section 2.1(a) shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the Shares being transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement
(x) in the case of any transferee other than a Stockholder, as a TRW Investor and (y) in the case of a Stockholder, as such Stockholder is bound hereunder. Notwithstanding clause (x) of the immediately preceding sentence, in no event shall a transferee of Shares from the TRW Investor or Permitted Transferee thereof be entitled to the benefit of any rights or privileges set forth in
Section 2.3, Section 2.5 or Section 2.6 of this Agreement; provided, however,
                                                           --------  -------
that any such transferee shall be required to vote its Shares in accordance with the provisions of Section 2.6 of this Agreement, other than any provisions relating to the designation or election of a member of the Board of Directors by the TRW Investor or Permitted Transferees thereof.

            (b)   Transfers by Management Investors.  None of the Management
                  ---------------------------------
Investors shall Transfer any Shares except for Permitted Transfers to a Permitted Transferee, who shall be required to execute and deliver to the Company a counterpart of this Agreement, which shall evidence such Permitted Transferee's agreement that the Shares being transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement (x) in the case of any Transferee other than a Stockholder, as a Management Investor, and (y) in the case of a Stockholder, as such Stockholder is bound hereunder.

            (c)   Transfers by Additional Equity Investors.  None of the Addi-
                  ----------------------------------------
tional Equity Investors shall Transfer any Shares except for Permitted Transfers to a Permitted Transferee, who shall be required to execute and deliver to the Company a counterpart of this Agreement, which shall evidence such Permitted Transferee's agreement that the Shares being transferred shall continue to be subject to this Agreement and that as to such Shares the Permitted Transferee shall be bound by the restrictions of this Agreement (x) in the case of any Permitted Transferee other than a Stockholder, as an Additional Equity Investor and (y) in the case of a Stockholder, as such Stockholder is bound hereunder. Notwithstanding clause (x) of the immediately preceding sentence, in no event shall a transferee of Shares (other than a Permitted Transferee) from an Additional Equity Investor, or Permitted Transferee thereof, be entitled to the benefit of any rights or privileges set forth in Section 2.3 or Section 2.5 of this Agreement.

            (d)   Transfers by Lead Investors.
                  ---------------------------

                  (i) Prior to the fifth anniversary of the closing under the Recapitalization Agreement, none of the Bain Investors or the Lee Investors shall Transfer any Shares, except for Permitted Transfers to Permitted Transferees, without the prior written consent of (i) the Lee Investors, with respect to a Transfer by any Bain Investor, or (ii) the Bain Investors, with respect to a Transfer by any Lee Investor. Any transferee of Shares from a Lead Investor pursuant to this Section 2.1(d) shall be required to execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the Shares being transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement (x) in the case of any transferee other than a Stockholder, as either a Bain Investor, if the transferor is a Bain Investor, or a Lee Investor, if the transferor is a Lee Investor, and (y) in the case of a Stockholder, as such Stockholder is bound hereunder.

                  (ii) Until such time as the TRW Investor and its Permitted Transferees no longer own any shares of Senior Preferred Stock, the Lead Investors agree not to Transfer (other than in a Permitted Transfer) to a Third Party, in one or a series of related transactions, greater than fifty percent (50%) of the aggregate number of shares of Common Stock owned by the Lead Investors immediately following consummation of the Recapitalization unless the Lead Investors Transferring such shares of Common Stock cause such Third Party to make a bona fide offer to acquire for the Original Issue Price, plus accrued
          ---- ----
and unpaid dividends, whether or not declared, all then outstanding shares of Senior Preferred Stock, which offer shall remain open for a period of 30 days. If the TRW Investor and its Permitted Transferees accept such offer, such acquisition of Senior Preferred Stock shall be consummated concurrently with the consummation of the transaction which results in the Lead Investors owning less than fifty percent (50%) of the aggregate number of shares of Common Stock owned by the Lead Investors immediately following consummation of the Recapitalization. Notwithstanding anything to the contrary, the TRW Investor and its Permitted Transferees shall have the right to exercise their conversion rights as set forth in Exhibit B for a period of 60 days from the date that notice of such offer by a Third Party is received by the TRW Investor from the Lead Investors.

            (e)   Involuntary Transfers.
                  ---------------------

                  (i) Any Involuntary Transfer of the Shares owned by a Stockholder shall be subject to the prior rights of the Company and Stockholders hereunder and any such Involuntary Transfer shall be deemed to be an offer made by the Stockholder who is the subject of such Involuntary Transfer to sell said Shares at the Fair Market Value to the Company.

                  (ii) Any Stockholder whose Shares are the subject of an Involuntary Transfer shall notify the Company in writing within ten (10) days of such Involuntary Transfer, but the failure to give such notice shall not affect the rights of the parties hereunder. Upon the Company's receipt of such notice (or if no notice is received, upon the senior management of the Company becoming aware that such Involuntary Transfer has occurred or is about to occur), the Company forthwith will notify the Lead Investors of such receipt. The Company shall act upon the deemed offer under this Section within the time periods and following the applicable procedures set forth in this Section 2.1(e).

                  (iii) The Company may elect to purchase any or all of the Shares subject to an Involuntary Transfer by delivering a written notice to the Stockholder who is the subject of such Involuntary Transfer of the Company's intent to purchase such Shares on or before the 90th day following the later to occur of the date of the Company's receipt of written notice setting forth the existence of such an Involuntary Transfer and the date of such Involuntary Transfer (the later of such dates is referred to herein as the "Deemed Offer
                                                                ------------
Date").  The closing of the purchase by the Company of any Shares pursuant to
----
this Section 2.1(e) shall take place at the principal office of the Company on the 180th day following the Deemed Offer Date. At such closing, the Company shall deliver to the Stockholder who is the subject of such Involuntary Transfer the Fair Market Value of Shares being purchased, against delivery of original stock certificates and stock powers duly endorsed in favor of the Company representing the Shares being acquired by the Company. The Company, at is option, may pay the Fair Market Value of such Shares in the form of company check, wire transfer, or delivery of a promissory note bearing interest at the applicable federal rate and having a maturity date not later than five years from the date of issuance thereof. All of the foregoing deliveries will be deemed to have been made simultaneously and none shall be deemed completed until all have been completed. All Shares which the Company does not elect to purchase pursuant to this Section 2.1(e) may be transferred pursuant to an Involuntary Transfer.

            (f) The restrictions on transfer set forth in this Section 2.1 shall not apply to a Transfer of Shares which is (i) a Permitted Transfer (provided that the Permitted Transferee executes and delivers a counterpart of this Agreement agreeing to be bound hereby as set forth in this Section 2.1),
(ii) pursuant to a Public Offering, (iii) made after a Public Offering, pursuant to a Rule 144 Transaction, (iv) pursuant to Sections 2.2 or 2.4 hereof, (v) pursuant to Section 2.3 following compliance with Section 2.1(a), 2.1(b), 2.1(c) or 2.1(d), in each case to the extent applicable to the proposed transferor, or
(vi) made after the Public Float Date.

            (g) The Company, by action of its Board of Directors, may assign its rights to purchase Shares pursuant to Section 2.1 (a) or Section 2.1 (e) to one or more of the Stockholders.

      2.2   Call by the Company.
            -------------------

            (a) If the employment of a Management Investor by the Company or any of its Subsidiaries shall terminate (a "Call Event") for any reason prior to
                                            ----------
the earlier to occur of (i) the initial Public Offering or (ii) a Change of Control, then the Company shall have the right to purchase (the "Call Option"),
                                                                 -----------
by delivery of a written notice (the "Call Notice") to such terminated Manage-
                                      -----------
ment Investor no later than ninety (90) days after the date of such Call Event, and such Management Investor and such Management Investor's Permitted Transferees (the "Call Group") shall be required to sell all (but not less than
                  ----------
all) of the Shares and Vested Stock Options which are owned by the members of the Call Group on the date of such Call Event (collectively, the "Call
                                                                  ----
Securities") at a price per share equal to the Call Price (as defined in Section
----------
2.2(b) below) of such Shares as of the date the Call Notice is delivered; provided however that this Section 2.2 shall not apply to John N. Taussig.

            (b)   For purposes of this Section 2.2, the term "Call Price" shall
                                                              ----------
mean (1) with respect to shares of Common Stock,

                  (i) in the event of a termination of a Management Investor without Cause or by reason of death or Disability or by such Management Investor upon Company Breach or Retirement, the Fair Market Value of such shares of Common Stock; and

                  (ii) in the event of a termination of a Management Investor for Cause, in the event of the Voluntary Termination by a Management Investor, or in the event of a termination for any reason other than those expressly provided in subparagraph (i) above, the lower of (x) the Investment Price of such shares of Common Stock or (y) the Fair Market Value of such shares of Common Stock; and

                  (iii) with respect to any Vested Stock Option, the difference between (x) the Call Price, as determined above, payable in respect of shares of Common Stock minus (y) the exercise price of such Vested Stock Option.

            (c) The closing of any purchase of Call Securities by the Company pursuant to paragraph 2.2(a) shall take place at the principal office of the Company no later than the 180th day after the Call Event. At such closing, the Company shall deliver to the Call Group consideration in an amount equal to the aggregate Call Price payable in respect of such Call Securities, against delivery of (i) original stock certificates and stock powers duly endorsed in favor of the Company representing the Call Securities and (ii) the delivery of an executed agreement, in form reasonably satisfactory to the Company, evidencing the cancellation of any Vested Stock Options. The Company, at its option, may pay the consideration for such Call

Securities in the form of company check or wire transfer, provided, however,
                                                          --------  -------
that if at the time of such closing, the Company is then prohibited from redeeming with immediately available funds all or a portion of the Call Securities pursuant to the terms of any credit facility, indenture or similar agreement or instrument then binding on the Company, then the Company may deliver a promissory note bearing interest at the applicable federal rate and with a maturity date not later than five years from the date of issuance thereof with respect to the Call Price or the portion thereof not able to be paid in immediately available funds, and such promissory note shall require the Company to make prepayments on the principal amount thereof when and if permitted by the Company's credit facilities from time to time. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

            (d) Notwithstanding anything set forth in this Section 2.2 to the contrary, prior to the exercise by the Company of its Call Option to purchase Call Securities pursuant to this Section 2.2, one or more new or existing employees of the Company or any Subsidiary may be designated by the Board of Directors of the Company (individually a "Designated Employee" and collectively,
                                          -------------------
"Designated Employees") who shall have the right, but not the obligation, to
 --------------------
exercise the Call Option and to acquire, in lieu of the Company, some or all (as determined by the Company) of the Call Securities that the Company is entitled to purchase from the Call Group hereunder, on the same terms and conditions as set forth in Section 2.2(c) which apply to the repurchase of Call Securities by the Company, except that the Designated Employees shall not be entitled to deliver a promissory note for all or any portion of the Call Price.
Concurrently with any such purchase of Call Securities by any such Designated Employee, such Designated Employee shall execute a counterpart of this Agreement, whereupon such Designated Employee shall be deemed a "Management Investor" and shall have the same rights and be bound by the same obligations as the other Management Investors hereunder.

            (e) If neither the Company nor any Designated Employee elects to exercise the Call Option and deliver a Call Notice within 90 days of a Call Event, then the Call Option provided in this Section 2.2 shall terminate but the Management Investor and his Permitted Transferees shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement and other applicable agreements (including without limitation, any restrictions on the vesting of stock options).

      2.3   Tag Along.  Except as provided in Section 2.3(c), no Stockholder
            ---------
shall Transfer any shares of Common Stock to a Third Party without complying with the following terms and conditions set forth in Sections 2.3(a) and 2.3(b) below; provided, that this Section 2.3 shall not in any way limit or affect the
       --------
restrictions of Section 2.1 and any Stockholder may be an Initiating Stockholder (as defined below) under this Section 2.3 only if such Transfer is made in accordance with the applicable provisions of Section 2.1(a), 2.1(b), 2.1(c) or 2.1(d):

            (a) After complying with the provisions of Section 2.1(a), 2.1(b), 2.1(c) or 2.1(d), the Stockholder (the "Initiating Stockholder") desiring to
                                        ----------------------
Transfer any shares of Common Stock shall give not less than thirty (30) days prior written notice of such intended Transfer to each other Stockholder ("Participating Offeree") and to the Company. Such notice
                         ---------------------
(the "Participation Notice") shall set forth the terms and conditions of such
      --------------------
proposed Transfer, including the name of the prospective transferee, the number of shares of Common Stock proposed to be transferred (the "Participation
                                                           -------------
Securities") by the Initiating Stockholder, the purchase price per share
----------
proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. The Participation Notice shall state further that the Initiating Stockholder complied with, or obtained waivers with respect to compliance with, the applicable paragraph of Section 2.1 hereof with respect to such proposed Transfer and, if applicable, that the Offered Shares were not purchased by the Company, or its designee, pursuant to the right of first refusal described at
Section 2.1(a). Within 20 days following the delivery of the Participation Notice by the Initiating Stockholder to each Participating Offeree and to the Company, each Participating Offeree shall, by notice in writing to the Initiating Stockholder and to the Company, have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Initiating Stockholder) up to that number of shares of Common Stock owned by such Participating Offeree as shall equal the product of (x) a
                                                             ----------
fraction, the numerator of which is the number of shares of Common Stock owned by such Participating Offeree as of the date of such Participation Notice and the denominator of which is the sum of (A) the aggregate number of shares of Common Stock owned as of the date of such Participation Notice by each Initiating Stockholder and by all Participating Offerees plus (B) the aggregate number of shares of Common Stock issuable pursuant to Vested Stock Options as of the date of such Participation Notice by each Initiating Stockholder and by all Participating Offerees, multiplied by (y) the number of Participation
                        -------------
Securities. The amount of Participation Securities to be sold by any Initiating Stockholder shall be reduced to the extent necessary to provide for such sales of shares of Common Stock by Participating Offerees.

            (b) At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Initiating Stockholder, together with all Participating Offerees electing to sell shares of Common Stock, shall deliver to the proposed transferee certificates evidencing the shares of Common Stock to be sold with stock powers duly endorsed in favor of the proposed transferee and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such shares of Common Stock as described in the Participation Notice.

            (c) The provisions of this Section 2.3 shall not apply to (i) any Permitted Transfer, (ii) any Transfer pursuant to a Public Offering or, following a Public Offering, to the public pursuant to a Rule 144 Transaction,
(iii) Transfers pursuant to Sections 2.2 or 2.4 hereof or (iv) any Transfer completed after the Public Float Date.

      2.4   Drag Along.
            ----------

            (a) Except as provided in Section 2.4(b), if a majority in interest of the Lee Investors and a majority in interest of the Bain Investors (referred to in this Section 2.4 collectively as the "Take Along Group") shall
                                                      ----------------
determine jointly to sell or exchange (in a business
combination or otherwise) any of their Shares in one or a series of bona fide
                                                                    ---- ----
arms-length transactions to a Third Party who is not an Affiliate or an Associate of the Take Along Group, then, upon thirty (30) days written notice from the Take Along Group, which notice shall include reasonable details of the proposed sale or exchange including the proposed time and place of closing and the consideration to be received by the Stockholders (such notice being referred to as the "Sale Request"), each other Stockholder shall be obligated to, and
           ------------
shall (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party, in the same transaction at the closing thereof the same percentage of such Stockholder's shares of Common Stock as is equal to the percentage of the shares of Common Stock owned by the Take Along Group as of the date of the Sale Request that are being sold by the Take Along Group in such transaction or transactions, (ii) deliver certificates for all of his or its shares of Common Stock at the closing, free and clear of all claims, liens and encumbrances, (iii) upon request, consent to the cancellation of all Vested Stock Options for an amount per underlying share of Common Stock equal to the difference between the consideration per share of Common Stock referenced in the preceding clause (i) and the exercise price of such Vested Stock Options, and
(iv) if stockholder approval of the transaction is required, vote his or its Shares in favor thereof. Each Stockholder (including the members of the Take Along Group) shall receive the same consideration per share of Common Stock upon any sale pursuant to this Section 2.4.

            (b) The provisions of this Section 2.4 shall not apply to (i) any Transfer pursuant to a Public Offering or pursuant to a Rule 144 Transaction, or
(ii) any Transfer completed after the Public Float Date.

      2.5   Preemptive Rights.
            -----------------

            (a)   Preemptive Rights on Issuances to Third Parties.
                  ------------------------------------------------

                  (i)   Notice to Lead Investors.  If the Company or the
                        ------------------------
Operating Compancy proposes to issue New Securities to any Person other than a Lead Investor ("Third Party New Securities"), the Company shall give each Lead
                --------------------------
Investor who then owns any shares of Common Stock written notice of such proposal (the "Lead Investor Notice"), describing the type of New Securities,
               --------------------
the number of New Securities proposed to be issued and the price and the terms upon which the Company or the Operating Company proposes to issue the same (the total number of shares of New Securities so proposed to be issued is herein called "Total Third Party Securities").
        ----------------------------

                  (ii)  Designation of New Securities to be Purchased by the
                        ----------------------------------------------------
Stockholders.  The Company hereby grants to the Lead Investors, so long as they
------------
shall own any shares of Common Stock, the right to designate a portion of the Total Third Party New Securities for purchase by all the Stockholders pursuant to the provisions of clause (iv) below. Such portion shall be equal to the number of the Total Third Party New Securities which the Lead Investors designate pursuant to the following procedure: (A) each Lead Investor desiring to designate for purchase by the Stockholders such Lead Investor's Pro Rata
                                                                   --- ----
Portion of the Total Third Party

New Securities shall deliver a written notice of such desire to the Company on or before the 20th day following delivery of the Lead Investor Notice; and (B) if any Lead Investor does not designate for purchase its Lead Investor's Pro
                                                                         ---
Rata Portion of the Total Third Party New Securities, then the other Lead
----
Investors shall have a right of over-allotment whereby the other Lead Investors may designate for purchase by the Stockholders, on or before the 5th business day following the date such non-designating Lead Investor fails to exercise its designation right, their respective Lead Investor's Pro Rata Portion of Total
                                                    --- ----
Third Party New Securities which Lead Investors were entitled to designate for purchase by the Stockholders but which were not designated for purchase by the Stockholders. A "Lead Investor's Pro Rata Portion" shall mean (a) under clause
                 --------------------------------
(A) of the preceding sentence, the ratio of the number of outstanding shares of Common Stock which such Lead Investor then owns of record to the total number of outstanding shares of Common Stock then owned of record by all Lead Investors, and (b) under clause (B) of the preceding sentence, the ratio of the total number of shares of Common Stock owned by such Lead Investor to the total number of shares of Common Stock owned by all Lead Investors who elect to designate for purchase an over-allotment share pursuant to clause (B) of the preceding sentence. The Company also shall cause the Operating Company to grant to the Lead Investors, so long as the Operating Company is a Subsidiary of the Company or, if sooner, until the Operating Company or the Company has made a Public Offering, a corresponding right to designate for purchase by all Stockholders a portion of Total Third Party New Securities which the Operating Company, from time to time, proposes to sell or issue, calculated in the manner described above with respect to issuances of Total Third Party New Securities by the Company. At the conclusion of the procedure set forth in the preceding sentences of this Section 2.5(a)(ii), the Lead Investors shall notify the Company of the number of Total Third Party New Securities so designated as available for purchase by the Stockholders under clause (iv) below (such number of New Securities is herein called the "Lead Investor New Securities").
                                 ----------------------------

            (iii) Notice to Stockholders of Lead Investor New Securities.  The
                  ------------------------------------------------------
Company shall give each Stockholder, as long as such Stockholder shall own any shares of Common Stock, written notice of the determination of Lead Investor New Securities, describing the type and number of Lead Investor New Securities determined pursuant to Section 2.5(a)(ii) and the price and the terms upon which the Company or the Operating Company proposes to issue the same (which shall be the same type, price and terms as for the Third Party New Securities). For a period of twenty (20) days following the delivery of such notice by the Company, the Company or the Operating Company, as the case may be, shall be deemed irrevocably to have offered to sell to each Stockholder his or its pro rata
                                                                   --- ----
share of Lead Investor New Securities for the price and upon the terms specified in the notice. Each Stockholder may exercise his or its preemptive rights hereunder by giving written notice to the Company and stating therein the quantity of Lead Investor New Securities to be purchased.

            (iv)  Preemptive Right.  The Company hereby grants to each Stock-
                  ----------------
holder so long as he or it shall own any shares of Common Stock or, if sooner, until the Company has made a Public Offering, the right to purchase a pro rata
                                                                      --- ----
portion of Lead Investor New Securities which the Company, from time to time, proposes to sell or issue; provided,
                           --------
however, that any Lead Investor that fails to designate for purchase its pro
-------                                                                  ---
rata portion of the Total Third Party New Securities pursuant to Section
----
2.5(a)(ii) shall not be entitled to exercise any preemptive rights pursuant to this Section 2.5(a)(iv) with respect to such issuance of the Third Party New Securities. The Company also shall cause the Operating Company to grant to each Stockholder, so long as the Operating Company is a Subsidiary of the Company or, if sooner, until the Operating Company or the Company has made a Public Offering, the right to purchase a pro rata portion of Lead Investor New
                                  --- ----
Securities which the Operating Company, from time to time, proposes to sell or proposes to sell or issue. A Stockholder's pro rata portion, for purposes of
                                            --- ----
this Section 2.5(a)(iv), is the ratio of the number of outstanding shares of Common Stock which such Stockholder then owns of record to the total number of shares of Common Stock then outstanding. Each Stockholder who has a preemptive right under this Section 2.5(a)(iv) shall have a right of over-allotment such that if any Stockholder fails to exercise his or its right hereunder to purchase his or its pro rata portion of Lead Investor New Securities, the other
           --- ----
Stockholders may purchase the non-purchasing Stockholder's portion on a pro rata
                                                                        --- ----
basis determined on the basis of the total number of shares of Common Stock owned by such Stockholder as compared to all shares of Common Stock owned by all Stockholders who elect to purchase an over-allotment share pursuant to this sentence; such right of over-allotment shall expire if not exercised within five
(5) business days from the date such non-purchasing Stockholder fails to exercise his or its right hereunder to purchase his or its pro rata share of
                                                           --- ----
Lead Investor New Securities. If a Stockholder converts any shares of Preferred Stock into shares of Common Stock prior to the expiration of the twenty (20) day period described in Section 2.5(a)(iii), the number of shares of Common Stock owned of record by such Stockholder (for purposes of (i) determining such Stockholder's pro rata portion pursuant to the two immediately preceding
              --- ----
sentences of this Section 2.5(a)(iv), and (ii) determining the pro rata basis
                                                               --- ----
pursuant to the immediately preceding sentence of this Section 2.5(a)(iv)) shall be deemed to include the number of shares of Common Stock issued with respect to the shares of Preferred Stock being converted by such Stockholder.

            (b)   Preemptive Rights on Issuances to Lead Investors.
                  ------------------------------------------------

                  (i)   Notice.  If the Company or the Operating Company
                        ------
proposes to issue New Securities to any Lead Investor (other than Third Party New Securities pursuant to the provisions of Section 2.5(a)(iv), the Company shall give each Stockholder who then owns any shares of Common Stock written notice of such proposal, describing the type of New Securities, the number of New Securities proposed to be issued and the price and terms upon which the Company or the Operating Company proposes to issue the same. For a period of twenty (20) days following the delivery of such notice by the Company, the Company or the Operating Company, as the case may be, shall be deemed irrevocably to have offered to sell to each Stockholder his or its pro rata
                                                                   --- -----
share of such New Securities for the price and upon the terms specified in the notice. Each Stockholder may exercise his or its preemptive rights hereunder by giving written notice to the Company and stating therein the quantity of such New Securities to be purchased.

            (ii)  Grant.  The Company hereby grants to each Stockholder so long
                  -----
as he or it shall own any shares of Common Stock or, if sooner until the Company has made a Public Offering, the right to purchase a pro rata portion of New
                                                    --- ----
Securities which the Company, from time to time, proposes to sell or issue to any Lead Investor (other than Third Party New Securities pursuant to Section 2.5(a)(iv). The Company shall also cause the Operating Company to grant to each Stockholder, so long as the Operating Company is a Subsidiary of the Company or, if sooner, until the Operating Company or the Company has made a Public Offering, the right to purchase a pro rata portion of New Securities which the
                                  --- ----
Operating Company, from time to time, proposes to issue or sell to any Lead Investor (other than Third Party New Securities pursuant to Section 2.5(a)(iv)). A Stockholder's pro rata portion, for purposes of this Section 2.5(b), is the
                --- ----
ratio of the number of outstanding shares of Common Stock which such Stock-holder then owns of record to the total number of shares of Common Stock then outstanding. Each Stockholder who has a preemptive right under this Section 2.5(b) shall have a right of over-allotment such that if any Stockholder fails to exercise his or its right hereunder to purchase his or its pro rata portion
                                                              --- ----
of New Securities to be issued to any Lead Investor (other than Third Party New Securities pursuant to Section 2.5(a)(iv)), the other Stockholders may purchase the non-purchasing Stockholder's portion on a pro rata basis determined on the
                                              --- ----
basis of the total number of shares of Common Stock owned by such Stockholder as compared to all shares of Common Stock owned by all Stockholders who elect to purchase an over-allotment share pursuant to this sentence; such right of over-allotment shall expire if not exercised within five (5) business days from the date such non-purchasing Stockholder fails to exercise his or its right hereunder to purchase his or its pro rata share of New Securities to be issued
                                 --- ----
to any Lead Investor (other than Third Party New Securities pursuant to Section 2.5(a)(iv). If a Stockholder converts any shares of Preferred Stock into shares of Common Stock prior to the expiration of the twenty (20) day period described in Section 2.5(b)(i), the number of shares of Common Stock owned of record by such Stockholder (for purposes of (i) determining such Stockholder's pro rata
                                                                     --- ----
portion pursuant to the two immediately preceding sentence of this Section 2.5(b)(ii), and (ii) determining the pro rata basis pursuant to the immediately
                                     --- ----
preceding sentence of this Section 2.5(b)(ii)) shall be deemed to include the number of shares of Common Stock issued with respect to the shares of Preferred Stock being converted by such Stockholder.

            (c)   Non-Voting Securities.  Any Stockholder that elects to pur-
                  ---------------------
chase a portion of Lead Investor New Securities pursuant to Section 2.5(a)(iv) or New Securities pursuant to Section 2.5(b)(ii) may elect that all or a portion of the securities purchased by it be in the form of non-voting securities; provided, however, that no such election shall be permitted if such election
--------  -------
could result in adverse tax or accounting consequences to the Company or any of its Subsidiaries, as determined by the Company's Board of Directors.

            (d)   Sale by the Company or the Operating Company.  If any Stock-
                  --------------------------------------------
holder who has a preemptive right under this Section 2.5 fails to exercise in full his or its preemptive right within the twenty (20) day period and after the expiration of the five (5) day period for the exercise of the over-allotment provision of this Section 2.5, the Company or the Operating Company shall have six (6) months thereafter to sell (i) the Lead Investor New Securities with respect to which the preemptive right was not exercised pursuant to Section 2.5(a)(iv) or (ii) the New Securities to the Lead Investors pursuant to Section 2.5(b), in each case, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice given pursuant to
Section 2.5(a)(iii) or Section 2.5(b)(i), as the case may be. The Company or the Operating Company, as the case may be, shall have six (6) months following the expiration of such five (5) day period to sell the New Securities (less the number of Lead Investor New Securities sold to the Stockholders pursuant to
Section 2.5(a)(iv) or less the number of New Securities sold to the Stockholders pursuant to Section 2.5(b)(ii)), at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice given pursuant to
Section 2.5(a)(iii) or Section 2.5(b)(i), as the case may be.

            (e)   Closing.  The closing of any issuance pursuant to this
                  -------
Section 2.5 shall take place as proposed by the Company with respect to the New Securities to be issued; provided, however, that the Lead Investors shall have
                         --------  -------
the right to cause the Company to delay such closing for up to thirty (30) days following the expiration of the twenty (20) day notice period of Section 2.5(a)(iii) or Section 2.5(b)(i), as the case may be. At such closing, the Company shall deliver certificates for the Lead Investor New Securities (pursuant to a sale under Section 2.5(a)(iv) or New Securities (pursuant to a sale under Section 2.5(b)(ii)) in the respective names of the purchasing Stockholders against receipt of the consideration therefor.

            (f)   Termination.  The right of any Lead Investor to designate for
                  -----------
purchase, and the right of any Stockholder to purchase, any securities pursuant to this Section 2.5 shall terminate upon the closing of the Company's first Public Offering.

      2.6   Corporate Governance.  Until the tenth anniversary of the date
            ---------------------
hereof:

            (a)   Election of Directors.  The Company and the Stockholders shall
                  ---------------------
take all action, including but not limited to (i) instructing their director designees provided herein to take such actions and (ii) voting their Shares, so that the Company's and the Operating Company's Boards of Directors shall be identical in number and membership and designated as set forth below. Notwithstanding anything to the contrary in the foregoing sentence, the TRW Investor shall have none of the obligations described in the foregoing sentence during any time that the TRW Investor no longer has the right to designate a member of the Board of Directors as a result of the operation of Section 2.6(c)(iii). The number of members of the Board of Directors initially shall be fixed at eight (8), subject to increase and decrease in the manner set forth below, and designated as follows: two (2) members shall be designated by the Lee Investors (the "THL Designees"); one (1) member shall be designated by THL
                -------------
Equity Fund (the "THL Equity Fund Designee" and, together with the THL
                  ------------------------
Designees, collectively the "Lee Designees"); one (1) member shall be designated
                             -------------
by  Bain Fund V (the "Bain Fund V Designee"); one (1) member shall be designated
                      --------------------
by Bain Fund V-B (the "Bain Fund V-B Designee"); one (1) member shall be
                       ----------------------
designated by BCIP (the "BCIP Designee" and, together with the Bain Fund V
                         -------------
Designee and the Bain Fund V-B Designee, the "Bain Designees"); one (1) member
                                              --------------
shall be designated by the TRW Investor (the "TRW Designee"); and one (1) member
                                              ------------
shall be designated by the Lead Investors,
which designee shall be a member of the Company's or the Operating Company's management and who initially shall be D. Van Skilling (the "Lead Investors
                                                            --------------
Management Designee"). The Bain Fund V Designee, the Bain Fund V-B Designees,
-------------------
the BCIP Designee, the THL Designees and the THL Equity Fund Designee shall be referred to herein collectively as the "Inside Lead Investors Designees."
                                        --------------------------------

            (b)   Increase in Director Designees.  The Lee Investors shall have
                  ------------------------------
the option, at any time, to designate one (1) additional member of the Board of Directors, who shall not be an employee of the Company or the Operating Company (the "Lee Outside Director Designee"). The Bain Investors shall have the option,
      -----------------------------
at any time, to designate one (1) additional member of the Board of Directors, who shall not be an employee of the Company or the Operating Company (the "Bain
                                                                            ----
Outside Director Designee").  The Lead Investors shall have the option, at any
-------------------------
time, to designate one (1) additional member of the Board of Directors, who shall not be an employee of the Company or the Operating Company (the "Lead
                                                                       ----
Investors Outside Director Designee") and up to two (2) additional members of
-----------------------------------
the Board of Directors, who shall be members of the Company's or the Operating Company's management (the "Additional Lead Investors Management Designees").
                           ----------------------------------------------
The Bain Outside Director Designee shall be deemed a "Bain Designee" but shall not be deemed an "Inside Lead Investors Designee." The Lee Outside Director Designee shall be deemed a "Lee Designee" but shall not be deemed an "Inside Lead Investor Designee."

            (c)   Reduction in Director Designees.
                  -------------------------------

                  (i) In the event the Lee Investors own, in the aggregate, less than ten percent (10%) of the shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion or exercise of securities then convertible or exercisable into shares of Common Stock), then the Lee Investors no longer shall have the right to designate the Lee Outside Director Designee. In the event the Lee Investors own, in the aggregate, less than five percent (5%) of the shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion or exercise of securities then convertible or exercisable into shares of Common Stock), then the number of THL Designees shall be reduced from two (2) to one (1), with the result that the total number of Lee Designees shall be reduced from three (3) to two (2). In the event the Lee Investors no longer own any shares of Common Stock, the Lee Investors no longer shall have any right to designate any members of the Board of Directors.

                  (ii) In the event that the Bain Investors own, in the aggregate, less than ten percent (10%) of the shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion or exercise of securities then convertible or exercisable into shares of Common Stock), then the Bain Investors no longer shall have the right to designate the Bain Outside Director Designee. In the event the Bain Investors own, in the aggregate, less than five percent (5%) of the shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion or exercise of securities then convertible or exercisable into shares of Common Stock), then BCIP no longer shall have the right to designate the BCIP

Designee, with the result that the total number of Bain Designees shall be reduced from three (3) to two (2). In the event the Bain Investors no longer own any shares of Common Stock, the Bain Investors no longer shall have any right to designate any members of the Board of Directors.

                  (iii) In the event the TRW Investor or its Permitted Transferees own less than the number of Shares owned by the TRW Investor immediately following consummation of the Recapitalization, the TRW Investor shall no longer have any right to designate any member of the Board of Directors. Any reduction in the number of Shares owned by the TRW Investor or its Permitted Transferees that results from (i) a reverse stock split, reverse stock dividend or similar change in the capital structure of the Company pursuant to actions taken by the Company without any act on the part of the TRW Investor or its Permitted Transferees, or (ii) the sale of their Shares pursuant to Section 2.4, shall not result in the loss of the TRW Investor's right to designate a member of the Board of Directors; provided, however, that a
                                              --------  -------
reduction in the number of Shares owned by the TRW Investor or its Permitted Transferees that results from the sale of their Shares pursuant to Section 2.4 shall result in the loss of the TRW Investor's right to designate a member of the Board of Directors if, following any such sale, the TRW Investor and its Permitted Transferees own less than 50% of the number of Shares owned by the TRW Investor immediately following consummation of the Recapitalization. Upon conversion of any shares of Preferred Stock, the calculation of the number of Shares owned by the TRW Investor and its Permitted Transferees for purposes of this Section 2.6(c)(iii) shall include all shares of Class A Common Stock issued pursuant to such conversion (except any shares of Class A Common Stock issued pursuant to Section 5(b)(ii)(B) of the Certificate of Designation) and shall exclude all shares of Class L-1 Common Stock issued pursuant to such conversion.

                  (iv) The Company and the Stockholders shall take all action, including but not limited to (i) instructing their director designees provided herein to take such actions and (ii) voting their Shares, so that the number of members of the Board of Directors of the Company and the Operating Company are reduced by one (1) member for each reduction in (A) THL Designees pursuant to the second sentence of Section 2.6(c)(i), (B) the BCIP Designee pursuant to the second sentence of Section 2.6(c)(ii), and (C) the TRW Designee pursuant to
Section 2.6(c)(iii).

            (d)   Designation of Director Designees.  The THL Designees shall be
                  ---------------------------------
designated by the vote or consent of a majority in interest of the Shares held by the Lee Investors; the THL Equity Fund Designee shall be elected by the vote or consent of a majority in interest of the Shares held by the THL Equity Fund; the Bain Fund V Designee shall be elected by the vote or consent of a majority in interest of the Shares held by Bain Capital Fund V, L.P.; the Bain Fund V-B Designee shall be elected by the vote or consent of a majority in interest of the Shares held by Bain Capital Fund V-B, L.P.; the BCIP Designee shall be elected by the vote or consent of a majority in interest of the Shares held by BCIP Associates; the TRW Designee shall be elected by the vote or consent of a majority interest of the Shares held by the TRW Investor; and the Lead Investors Management Designee, the Additional Lead Investors Management Designees and the

Lead Investors Outside Designee each shall be elected by the unanimous vote or consent of the Shares held by the Lead Investors. Any Stockholder (or group of Stockholders) entitled to designate directors hereunder also shall be entitled to request that the director designated by that Stockholder (or group of Stockholders) pursuant to this Section 2.6 be removed or replaced and the other Stockholders hereby agree to take any action, including the voting of their Shares or instructing their director designees to take action, to effectuate such request.

            (e)   Restrictions on Other Agreements.  No Stockholder shall grant
                  --------------------------------
any proxy or enter into or agree to be bound by any voting trust with respect to the Shares nor shall any Stockholder enter into any stockholders' agreement or arrangement of any kind with any Person with respect to the Shares on terms that are inconsistent with or which violate or conflict with the provisions of this Agreement including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares; provided, however, that the
                                                     --------  -------
provisions of Section 4.9 with respect to action by stockholder representation shall not be deemed inconsistent with this Section 2.6(e).

            (f)   Stockholder Action.  Each Stockholder agrees that, in his or
                  ------------------
its capacity as a stockholder of the Company, such Stockholder will vote, or grant proxies relating to such Shares to vote, all of his or its Shares in favor of any merger, consolidation, sale or transfer of Shares or any similar transaction pursuant to Section 2.4 hereof if, and to the extent that, approval of the Company's stockholders is required in order to effect such transaction, subject to any fiduciary obligations he or it may have to the other Stockholders.

            (g)   Related Transactions.  Except for agreements of even date
                  --------------------
herewith entered into and delivered in connection with the Recapitalization, or as otherwise approved by the Board of Directors, the Company shall not, and shall use its best efforts not to permit any Subsidiary to, enter into any transaction, on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with a Third Party who is not an Affiliate of the Company or any Stockholder, with any director, officer, employee or holder of more than 2% of the outstanding shares of Common Stock of the Company, member of the family of any such person, or any Person in which in such person, or members of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof.

            (h)   Corporate Operations.  Except as otherwise specifically
                  --------------------
provided in this Agreement and subject to all relevant common law and statutory obligations of fairness, so long as the Lead Investors, together with Chase Equity Associates, L.P., BT Investment Partners, Inc., and BancBoston Ventures Inc. or their affiliates, in the aggregate, hold at least 30% of the Common Stock, each of the Stockholders will, upon request of the Lead Investors, vote all Shares owned by them in favor of any one or more of the following matters approved by all of the Inside Lead Investor Designees:

                  (i) any merger, consolidation, recapitalization, liquidation or sale of all (or substantially all) of the assets of the Company or any Subsidiary;

                  (ii) any payment by the Company or any Subsidiary of dividends or redemption of capital stock (other than as required or permitted pursuant to this Agreement or the Company's Certificate of Incorporation);

                  (iii) the issuance by the Company or any Subsidiary of any debt or equity security through public or private financing; and

                  (iv)  any acquisition by the Company or any Subsidiary.

            (i)   Board Action.  All action by the Board of Directors of the
                  ------------
Company or the Operating Company shall be taken only upon the vote or consent of a majority of all members of the Board of Directors as of the time of the taking of such action, which majority shall include all Inside Lead Investors Designees.

      2.7   Withholding of Taxes.  The Company shall have the right to
            --------------------
withhold (or cause one of the Company's subsidiaries to withhold) from any amounts payable under this Agreement to any Management Investor or any amounts otherwise payable by the Company to such Management Investor, or require such Management Investor to remit to the Company, an amount sufficient to satisfy all federal, state and local withholding tax requirements, whether arising on account of the matters contemplated by this Agreement, any other agreement between such Management Investor and the Company or otherwise.


                                  ARTICLE III

                              Registration Rights
                              -------------------

      3.1   Certain Definitions.  As used in this Article III, the following
            --------------------
terms shall have the following respective meanings:

      "Holder" means the person who is then the record owner of Registrable
       ------
Securities which have not been sold to the public.

      The terms "register", "registered" and "registration" shall refer to a
                 --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the 1933 Act and applicable state securities laws for the purpose of effecting a public sale of securities.

      "Registration Expenses" shall mean all expenses (other than Selling
       ---------------------
Expenses) incurred by the Company in compliance with Sections 3.2 or 3.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, the reasonable fees and disbursements of one counsel for all the selling Holders and, if requested by either the Lee Investors or the Bain Investors, the reasonable fees and disbursements of one counsel for each of the Lee Investors as a group and the Bain Investors as a group.

      "Registrable Securities" shall mean (i) all shares of Common Stock
       ----------------------
held by any party hereto as of the date hereof, (ii) all shares of Common Stock hereinafter acquired by any Stockholder, and (iii) any other common equity securities of the Company issued in exchange for, upon a reclassification of, or in a distribution with respect to, such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement (other than a registration statement on Form S-8) with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) a registration statement on Form S-8 with respect to such securities shall have become effective under the 1933 Act, (c) such securities shall have been sold under in a Rule 144 Transaction (or any successor provision) under the 1933 Act, (d) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (e) such securities shall have been issued and then ceased to be outstanding.

      "SEC" means the Securities and Exchange Commission.
       ---

      "Selling Expenses" shall mean all underwriting discounts, selling
       ----------------
commissions and transfer taxes applicable to the sale of Registrable Securities.


      3.2   Demand Registrations.
            ---------------------

            (a)   Subject to paragraph (b) hereof,

                  (i) if the Company shall receive, prior to its initial Public Offering, a written request (specifying that it is being made pursuant to this Section 3.2) from both a majority in interest of the Lee Investors, or transferees thereof who have become parties to this Agreement, and a majority in interest of the Bain Investors, or transferees thereof who become parties to this Agreement, that the Company file a registration statement under the 1933 Act, then the Company shall (i) promptly (at least thirty (30) days prior to the filing date) give written notice to all other Holders of such request, (ii) with reasonable promptness, and in any case not later than ninety (90) days after receipt by the Company of such written request for a demand registration, file a registration statement with the SEC relating to such Registrable Securities as to which such request for a demand registration relates and (iii) use its commercially reasonable efforts to cause to be registered under the 1933 Act all Registrable Securities of the same class that Holders have requested be registered.

                  (ii) if the Company shall receive, following its initial Public Offering, a written request (specifying that it is being made pursuant to this Section 3.2) from a majority in interest of either the Lee Investors, or transferees thereof who have become parties to this Agreement, or the Bain Investors, or transferees thereof who have become parties to this Agreement (in either case, the Holders delivering such request are referred to herein collectively as the "Requesting Holders") that the Company file a registration
                     ------------------
statement under the 1933 Act, covering the registration of Registrable Securities with an anticipated gross proceeds of at least $50 million (including anticipated gross proceeds, if any, to the Company and any other Holders), then the Company shall (i) promptly (at least thirty (30) days prior to the filing date) give written notice to all other Holders of such request, (ii) with reasonable promptness, and in any case not later than ninety (90) days after receipt by the Company of such written request for a demand registration, file a registration statement with the SEC relating to such Registrable Securities as to which such request for a demand registration relates and (iii) use its commercially reasonable efforts to cause to be registered under the 1933 Act all Registrable Securities of the same class that Holders have requested be registered.

            (b) If the total amount of Registrable Securities that all Holders request to be included in an offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the good faith opinion of such underwriters, can be sold, selected pro
                                                                             ---
rata based on the number of Registrable Securities which each of the Holders
----
requesting to be included owns, or has the right to acquire pursuant to the exercise of Vested Stock Options.

            (c) At any time following the Company's initial Public Offering, Requesting Holders shall be entitled to request, and the Company shall be obligated to effect, as many registrations of Registrable Securities pursuant to this Section 3.2 as may be requested by the Requesting Holders until such time as they shall no longer own any Registrable Securities.

      3.3   Piggyback Registration.  If, at any time, either the Company or
            -----------------------
the Operating Company determines to register any of its equity securities (including securities convertible into equity securities) for its own account or for the account of others under the 1933 Act in connection with the public offering of such securities (including registrations pursuant to Section 3.2), the Company shall, at each such time, promptly give each Holder written notice of such determination no later than thirty (30) days before filing a registration statement with the SEC; provided, however, that registrations
                                     --------  -------
relating solely to securities to be offered by the Company or the Operating Company (or other person for whose account the registration is made) in connection with any acquisition, merger, employee stock option or employee stock purchase or savings plan on Form S-4 or S-8 (or successor forms) under the 1933 Act shall not be subject to this Section 3.3. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its commercially reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Securities of such Holder that each Holder has requested be registered. If the total amount of Registrable Securities that are to be included by either the Company or the Operating Company for its own account and at the request of Holders thereof exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company or the Operating Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:

                  (i) first, the equity securities of the Company or the Operating Company, unless the registration is pursuant to Section 3.2, in which event the provisions related to allocation of Registrable Shares set forth in
Section 3.2 shall be controlling; and

                  (ii) then, the Registrable Securities requested to be included by the Holders pro rata based on the number of Registrable Securities
                        --- ----
which each of them owns, or has the right to acquire pursuant to the exercise of Vested Stock Options.

      3.4   Obligations of the Company.
            ---------------------------

            (a) Whenever required under Section 3.2 hereof to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall or, with respect to registrations undertaken by the Operating Company, shall cause the Operating Company to:

                  (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective, including, without limitation, filing of pre-effective and post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current;

                  (ii) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement and, if necessary for the effective disposition of the Registrable Securities covered thereby, to keep each registration statement effective (and in compliance with the 1933 Act) by such actions as may be necessary or appropriate for a period of 120 days after the effective date of such registration statement;

                  (iii) as expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including any preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (iv) as expeditiously as reasonably possible, use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such securities or "blue sky" laws of such jurisdictions as may be requested by the underwriters of said offering or, if none, by the Holders; provided, however, that the Company shall not be required in connection
--------  -------
therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro
                                                                          ---
rata, to the extent required by such jurisdiction;
----

                  (v) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition or such Registrable Securities;

                  (vi) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (vii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

                  (viii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (ix) use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or automated inter-dealer quotation system on which any class of Registrable Securities is then listed, and if not then listed on any such exchange or system, use its best efforts to list all Registrable Securities covered by such registration statement on either the New York Stock Exchange or the Nasdaq National Market;

                  (x) use its commercially reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form, addressed to each Holder participating in the registration, and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a majority (by number of shares) of the Registrable Shares being sold or the underwriters retained by such Holders reasonably request; and

                  (xi) use its commercially reasonable efforts to obtain an opinion of counsel to the Company addressed to the underwriters of the sale of Registrable Securities being registered covering such matters as are customarily covered by such an opinion.

            (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under this Agreement, the Company will give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the 1933 Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Agreement shall be subject to review and reasonable approval by the Holders registering Registrable Securities in such registration and by their counsel.

      3.5   Furnish Information. It shall be a condition precedent to the
            -------------------
obligations of the Company or the Operating Company to take any action pursuant to Article III that the Holders shall furnish to the Company or the Operating Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company or the Operating Company shall reasonably request and as shall be required in connection with the action to be taken by the Company or the Operating Company.

      3.6   Expenses of Registration. All Selling Expenses shall be borne
            ------------------------
by the Holders of securities registered under this Article III pro rata on the
                                                               --- ----
basis of the number of their shares so registered. All Registration Expenses incurred in connection with a registration pursuant to Sections 3.2 or 3.3 hereof shall be borne by the Company or the Operating Company.

      3.7   Underwriting.
            ------------

            (a) In connection with any registration of Registrable Securities under this Agreement, the Company will, or, with respect to registrations undertaken by the Operating Company, will cause the Operating Company to, if requested by the underwriters for any

Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company or the Operating Company, as the case may be, and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company or the Operating Company, as the case may be, to and for the benefit of such underwriters shall be also made to and for the benefit of such Holders of Registrable Securities. Such underwriting agreement shall comply with Section 3.8.

            (b) Such underwriters shall be selected as follows: (i) in the case of a registration pursuant to Section 3.2, (A) by agreement of a majority in interest of the Lee Investors and a majority in interest of the Bain Investors if each of the Lee Investors and the Bain Investors are selling Registrable Securities in such registration, or (B) by the Lee Investors if the Bain Investors are not selling any Registrable Securities in such registration, or by the Bain Investors if the Lee Investors are not selling any Registrable Securities in such registration; or (ii) in all other cases, by the Company.

      3.8   Indemnification. In the event any Registrable Securities are
            ---------------
included in a registration statement under Article III:

            (a) To the fullest extent permitted by law, the Company will, or will cause the Operating Company to, indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the 1933
Act) for it, and each person, if any, who controls such Holder or such underwriter within the meaning of the 1933 Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company or the Operating Company of any rule or regulation promulgated under the 1933 Act applicable to the Company or the Operating Company and relating to action or inaction required of the Company or the Operating Company in connection with any such registration; and the Company will, or will cause the Operating Company to, promptly reimburse each Holder, each person controlled by such Holder and any underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company or the Operating Company (which consent shall not be unreasonably withheld), nor shall the Company or the Operating Company be liable to anyone for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

            (b) To the fullest extent permitted by law, each Holder requesting or joining in a registration will severally and not jointly indemnify and hold harmless each of the Company and the Operating Company, as the case may be, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company or the Operating Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company or the Operating Company and any person who controls any such agent or underwriter and each other Holder and any person who controls such Holder (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or the Operating Company or any such director, officer, control person, agent, underwriter, or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder with respect to such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or the Operating Company or any such director, officer, control person, agent, underwriter, or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, the indemnity obligation of each
                             -------- -------
such Holder hereunder shall be limited to and shall not exceed the net proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and provided further that the indemnity
                                           --------
agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or the Operating Company or any such director, officer, Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

            (c)   Any person seeking indemnification under this Section 3.8 will
(i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

            (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the Company and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

      3.9   Reports Under Securities Exchange Act of 1934. With a view to
            ---------------------------------------------
making available to the Holders and their Permitted Transferees the benefits of Rule 144 and Rule 144A promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company or the Operating Company to the public without registration, the Company agrees to use and to cause the Operating Company to use its best efforts to take all action that may be required as a condition to the availability of Rule 144, Rule 144A or such other rules or regulations, including, without limitation, to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Company or the Operating Company;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company or the Operating Company under the 1933 Act and the 1934 Act (including, without limitation, under Section 13 or Section 15 of the 1934 Act); and

            (c) furnish to any Holder forthwith upon request a written statement by the Company or the Operating Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company or the Operating Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company or the Operating Company, and such other reports and documents so filed by the Company or the Operating Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

      3.10  No Inconsistent Agreements. The Company agrees that neither it
            --------------------------
nor the Operating Company has entered into, and neither it nor the Operating Company will hereafter enter into, any Agreement with respect to the registration of its securities that is inconsistent with (or superior to) the rights granted to the Holders of Registrable Securities in this Agreement.

      3.11  Stock Split. If, on or after the receipt by the Company of a
            -----------
request for registration of a public offering pursuant to Section 3.2 hereof, the proposed managing underwriter or underwriters of such offering reasonably believes that the number of shares to be registered is less than the minimum number necessary for the success of such offering, the Company will promptly prepare and submit to its Board of Directors, use its best efforts to cause to be adopted by its Board of Directors and stockholders, and, if so adopted, file and cause to become effective, an amendment to its certificate of incorporation so as to cause each share of its outstanding Common Stock to be converted into such number of shares of such Common Stock so that the number of shares of Registrable Securities to be registered is equal to the minimum number which such managing underwriter or underwriters reasonably believes is necessary for the success of such offering. Each Stockholder, together with his or its Permitted Transferees, hereby agrees to vote the Shares held by him or it in favor of adopting such amendment.

      3.12  Lock-up Agreements. Each of the parties to this Agreement agrees to
            ------------------
enter into customary lock-up agreements with respect to all of their Shares with a duration of 180 days following the closing of an initial Public Offering and with a duration of 90 days following the closing of any subsequent Public Offering.


                                   ARTICLE IV

                                 Miscellaneous
                                 -------------

      4.1   Remedies.
            --------

            (a) Each of the parties to this Agreement hereby acknowledges that, in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party will be without an adequate remedy at law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute proceedings to enforce specific performance of such provision or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled. In addition, any transfers of Shares in violation of this Agreement are void.

            (b) In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is successfully asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

      4.2  Entire Agreement; Amendment. This Agreement, together with the
           ----------------------------
Exhibits hereto, sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. The Schedule of Stockholders attached hereto as Exhibit A may be amended to reflect
                                            ---------
changes in the composition of the Stockholders and changes in stock ownership that may occur from time to time as a result of Permitted Transfers, Transfers permitted under Article II hereof, or issuances of capital stock permitted under
Article II hereof, including, without limitation, the issuance of securities that do not constitute New Securities. Amendments to the Schedule of Stockholders reflecting Permitted Transfers, Transfers permitted under Article II hereof, or issuances of capital stock permitted under Article II hereof, including, without limitation, the issuance of securities that do not constitute New Securities, shall become effective when the amended Schedule of Stockholders, and a copy of the Agreement as executed by any new transferee or holder of capital stock, are filed with the Company. Amendments to the Schedule of Stockholders reflecting Transfers pursuant to waivers under Article II hereof shall become effective when the waivers and amended Schedule of Stockholders, as executed by all required parties, and a copy of this Agreement as executed by any new transferee, or holder of capital stock, are filed with the Company and with each Lead Investor. Any other amendment, revision or termination of this Agreement shall require the prior written consent of the Management Representative, each of the Lee Investors, each of the Bain Investors, the TRW Investor and each of the Additional Equity Investors.

      4.3   Severability. The invalidity or unenforceability of any particular
            -------------
provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

      4.4   Notices. All notices and other communications necessary or
            --------
contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three business days after mailing by certified mail, when delivered by hand, or when delivered by telecopier upon confirmation of receipt, or one day after sending by an overnight delivery service that guarantees next-day delivery, to the respective addresses of the parties set forth below:

            (a)   for notices and communications to the Company:

                  EXPERIAN CORPORATION
                  505 City Parkway West
                  Orange, California 92668-2967
                  FAX: (714) 938-2513
                  ATTN: Corporate Secretary

                  With a copy to each of:

                  THOMAS H. LEE COMPANY
                  75 State Street
                  Boston, Massachusetts 02109
                  Attention:  Scott M. Sperling
                              Anthony J. DiNovi

                  and

                  BAIN CAPITAL, INC.
                  Two Copley Place, 7th Fl.
                  Boston, Massachusetts 02116
                  Attention:  Mr. Mark E. Nunnelly
                              Mr. Robert F. White

                  and

                  HUTCHINS, WHEELER & DITTMAR
                  A Professional Corporation
                  101 Federal Street
                  Boston, Massachusetts 02110
                  Attention:  Charles W. Robins, Esq.

                  and

                  ROPES & GRAY
                  One International Place
                  Boston, Massachusetts 02110-2625
                  Attention: R. Bradford Malt, Esq.
                              Peter H. Dodson, Esq.

            (b) For notices and communications to the Stockholders, to the respective addresses set forth in the Schedule of Stockholders.

By notice complying with the foregoing provisions of this Section 4.4, each party may change the mailing address for future notices and communications to such party.

      4.5   Binding Effect; Assignment. This Agreement shall be binding
            --------------------------
upon and inure to the benefit of the parties hereto and to their respective transferees, successors, assigns, heirs and administrators; provided, however, that the rights under this Agreement may
                --------  -------
may not be assigned except as expressly provided herein. No such assignment shall relieve an assignor of its obligations hereunder.

      4.6   Governing Law.  This Agreement shall be governed by the laws of
            -------------
the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

      4.7   Termination.  Without affecting any other provision of this
            -----------
Agreement requiring termination of any rights in favor of any Stockholder, Permitted Transferee or any other transferee of Shares, the provisions of Articles II and III of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement, such Stockholder, Permitted Transferee or other transferee, as the case may be, no longer owns any Shares; provided, that termination
                                               --------
pursuant to this Section 4.7 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares.

      4.8   Recapitalizations, Exchanges, Etc.   The provisions of this
            ----------------------------------
Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts hereunder shall be appropriately adjusted.

      4.9   Stockholder Representative.
            --------------------------

            (a) Each Management Investor hereby designates and appoints (and each Permitted Transferee of each such Management Investor is hereby deemed to have so designated and appointed) D. Van Skilling, with full power of substitution (the "Management Investor Representative"), as the representative
                   ----------------------------------
of each such person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such person and hereby acknowledges that the Management Investor Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Each such person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such person. Each such person hereby authorizes (and each such Permitted Transferee will be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such person pursuant to this Agreement except for the Management Investor Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Management Investor Representative and are and will be entitled and authorized to give notices only to the Management Investor Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the Management Investor Representative may be chosen by a majority in interest of the Shares held by the

Management Investors, provided that notice thereof is given by the new Management Investor Representative to the Company and to the other Stockholders.

            (b) The Stockholders agree that the Management Investor Representative shall not have any liability arising out of or in connection with the exercise of his powers or the discharge of his duties hereunder while acting as a representative under this Agreement, except that such representative shall be subject to liability for his gross negligence or willful misconduct. Such representative shall not in any event be liable with respect to any action taken or omitted to be taken by him in good faith or in accordance with and in reliance upon the opinion of counsel or independent auditors or upon information obtained by him from any governmental authority or other specialist.

      4.10. Action Necessary to Effectuate the Agreement.  The parties
            --------------------------------------------
hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

      4.11. Purchase for Investment; Legend on Certificate.  Each of the
            ----------------------------------------------
parties acknowledges that all of the Shares held by such party as shown on the Schedule of Stockholders attached as Exhibit A hereto are being (or have been)
                                     ---------
acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Shares may be made except in compliance with applicable federal and state securities laws. All of the certificates representing Shares of the Company which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFER, OF A STOCKHOLDERS' AGREEMENT DATED AS OF SEPTEMBER 19, 1996, AS AMENDED FROM TIME TO TIME, AND NONE OF SUCH SECURITIES, OR ANY INTEREST THEREIN, SHALL BE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN THAT AGREEMENT. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE MAILED TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST."

      4.12. Effectiveness of Transfers.  All Shares Transferred by a
            --------------------------
Stockholder (other than pursuant to an effective registration statement under the 1933 Act or a Rule 144 Transaction) shall be held by the transferee thereof pursuant to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a Stockholder under this Agreement automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee's obligations hereunder in accordance with Section 4.13 hereof. No Shares shall be Transferred on the Company's books and records, and no Transfer of Shares shall be otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

      4.13. Additional Stockholders.  Subject to the restrictions on
            -----------------------
Transfers of Shares contained herein, any person or entity acquiring Shares (except for transferees acquiring shares of Common Stock (i) in an offering registered under the 1933 Act or (ii) in a Rule 144 Transaction) shall, on or before the Transfer or issuance to him or it of Shares, sign a counterpart signature page hereto in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement; provided, however, that a transferee
                                          --------- --------
which is a Permitted Transferee under clause (e) of the definition of Permitted Transfer shall not be obligated to so agree until foreclosure on its pledge, which event shall be subject to the provisions of Section 2.1(e) of this Agreement.

      4.14. No Waiver.  No course of dealing and no delay on the part of
            ---------
any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      4.15. Counterparts.  This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

      4.16. Headings.  All headings and captions in this Agreement are for
            --------
purposes of references only and shall not be construed to limit or affect the substance of this Agreement.

      4.17  Consent to Jurisdiction.  The Company and each of the
            -----------------------
Stockholders, by its or his execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state courts of the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent to service of process in any such proceeding in any manner permitted by Delaware law, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.4 hereof is reasonably calculated to give actual notice.

      4.18  WAIVER OF RIGHT TO JURY TRIAL.  THE COMPANY AND EACH OF THE
            -----------------------------
STOCKHOLDERS, BY ITS OR HIS EXECUTION HEREOF, WAIVE THEIR

RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND EACH OF THE STOCKHOLDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EACH OF THE STOCKHOLDERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS OR HIS, AS THE CASE MAY BE, JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.



                  [Remainder of Page Intentionally Left Blank]

                              EXPERIAN CORPORATION
                            STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page
                           --------------------------


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.


                              EXPERIAN CORPORATION


                              By:
                                 -------------------------------------
                                 Name: Scott M. Sperling
                                 Title:   Vice President


                    [Signatures continue on following pages]

                              EXPERIAN CORPORATION
                            STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page
                           --------------------------


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.


                              THOMAS H. LEE EQUITY FUND III, L.P.

                              By: THL Equity Advisors III Limited Partnership, its General Partner

                              By:  THL Equity Trust III, its General Partner


                              By:
                                    ------------------------------------
                              Title:
                                    ------------------------------------

                              THOMAS H. LEE FOREIGN FUND III, L.P.

                              By: THL Equity Advisors III Limited Partnership, its General Partner

                              By:  THL Equity Trust III, its General Partner


                              By:
                                    ------------------------------------
                              Title:
                                    ------------------------------------

                              THL-CCI LIMITED PARTNERSHIP

                              By:  THL Investment Management Corp.,
                                   its General Partner


                              By:
                                    ---------------------------------
                              Title:
                                    ---------------------------------


                    [Signatures continue on following pages]

                              EXPERIAN CORPORATION
                            STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page
                           --------------------------


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.

                              BAIN CAPITAL FUND V, L.P.

                              By: Bain Capital Partners V, L.P.,
                                  its general partner

                              By: Bain Capital Investors V, Inc.,
                                  its general partner

                              By: ____________________________________
                                  Title: Managing Director

                              BAIN CAPITAL FUND V-B, L.P.

                              By: Bain Capital Partners V, L.P.,
                                  its general partner

                              By: Bain Capital Investors V, Inc.
                                  its general partner

                              By: ____________________________________
                                  Title: Managing Director

                              BCIP ASSOCIATES

                              By: ____________________________________
                                  Title: a general partner

                              RGIP, LLC

                              By: ____________________________________
                                  Title: Managing Member

                              BCIP TRUST ASSOCIATES, L.P.

                              By: ____________________________________
                                  Title: a general partner


                    [Signatures continue on following pages]

                              EXPERIAN CORPORATION
                            STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page
                           --------------------------


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.


                              CHASE EQUITY ASSOCIATES, L.P.


                              By:  CHASE CAPITAL PARTNERS
                                   it's General Partner


                              By:
                                 ----------------------------------
                                  Name:  Jeffrey C. Walker
                                  Title:  Managing General Partner


                    [Signatures continue on following pages]

                              EXPERIAN CORPORATION
                            STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page
                           --------------------------


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.


                              BANCBOSTON INVESTMENTS INC.



                              By:
                                 -------------------------------------
                                  Name:
                                  Title:


                    [Signatures continue on following pages]

                              EXPERIAN CORPORATION
                            STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page
                           --------------------------


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.


                              BT INVESTMENT PARTNERS, INC.



                              By:
                                 -------------------------------------
                                  Name:
                                  Title:


                    [Signatures continue on following pages]

                              EXPERIAN CORPORATION
                            STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page
                           --------------------------


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.


                              TRW MICROWAVE INC.



                              By:
                                 ----------------------------------
                                 Name:  Martin A. Coyle
                                 Title: President


                    [Signatures continue on following pages]

                              EXPERIAN CORPORATION
                            STOCKHOLDERS' AGREEMENT

                           Counterpart Signature Page
                           --------------------------


      IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under SEAL as of the date first above written.


                                 MANAGEMENT INVESTOR:

                                 Print full legal name of person or entity purchasing Units:


                                 -------------------------------------


                                 Signature of person with authorization to sign on behalf of person or entity purchasing Units:


                                 -------------------------------------